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                                                                      EXHIBIT 21


                SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

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
                                                      Jurisdiction of
                                                       Incorporation
                                                        or Formation
                                                      ---------------
Cash America, Inc.                                     Delaware

Cash America, Inc. of Louisiana                        Delaware

Cash America, Inc. of North Carolina                   North Carolina

Georgia Cash America, Inc.                             Georgia

Florida Cash America, Inc.                             Florida

Cash America, Inc. of South Carolina                   South Carolina

Cash America, Inc. of Kentucky                         Kentucky

Cash America, Inc. of Oklahoma                         Oklahoma

Cash America, Inc. of Tennessee                        Tennessee

Cash America Pawn, Inc. of Ohio                        Ohio

Cash America, Inc. of Alabama                          Alabama

Cash America, Inc. of Colorado                         Colorado

Cash America, Inc. of Indiana                          Indiana

Cash America of Missouri, Inc.                         Missouri

Express Cash International Corporation                 Delaware

Cash America Holding, Inc.                             Delaware

Cash America Pawn L.P.                                 Delaware

Cash America Management L.P.                           Delaware

Vincent's Jewelers and Loan, Inc.                      Missouri

Harvey & Thompson Limited                              United Kingdom

CAII Pantbelaning Aktiebolag                           Sweden

Svensk Pantbelaning AB                                 Sweden
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